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                                                                      EXHIBIT 10


FOR IMMEDIATE RELEASE
CONTACT:  George Pasley
          Vice President Communications
          214-953-4510
          Website: prnewsire.com/gix


                    GLOBAL INDUSTRIAL TECHNOLOGIES REPORTS
                             THIRD QUARTER RESULTS

DALLAS, TX (October 29, 1999) Global Industrial Technologies, Inc. (NYSE: GIX), a Dallas-based industrial manufacturing company, today reported earnings from continuing operations for the third quarter ended September 30, 1999, of $.30 per share on revenues of $135.9 million. Earnings from continuing operations were $3.1 million, or $.14 per share, excluding the $5.0 million payment received in the third quarter from RHI AG (RHI) pursuant to its merger agreement with the Company. Global also recognized in the quarter, an extraordinary loss of $.4 million or $.02 per share, related to the early retirement of debt. Net earnings for the quarter were $6.4 million, or $.28 per share.

For the three months ended September 30, 1998, Global reported a loss from continuing operations of $8.3 million, or $.37 per share, before pre-tax charges of $54.3 million for restructuring and asset impairments. Giving effect to these charges and discontinued operations, for the three months ended September 30, 1998, Global reported a net loss of $54.5 million or $2.47 per share for the quarter.

Global's earnings from continuing operations for the nine months ended September 30, 1999, were $15.0 million, or $.67 per share, on revenues of $409.6 million. The nine months results for discontinued operations included an additional $24.8 million net after tax charge on the sale of the assets of Ameri-Forge Corporation, a $13.8 million gain on the sale of APG Lime and an additional $.9 million INTOOL charge. Earnings from discontinued operations were $.3 million for the nine months. Net earnings for the nine months were $3.0 million, or $.13 per share.

For the nine months ended September 30, 1998, the Company reported a loss of $6.2 million, or $.28 per share, from continuing operations, before pre-tax charges of $55.0 million for restructuring and asset impairments. Giving effect to these charges and discontinued operations, Global reported net earnings of $35.7 million or $1.62 per share, including the gain on the sale of INTOOL.

The Refractory Products and Minerals segment reported third quarter revenues of $127.8 million and operating profits of $13.1 million compared to revenues of $128.4 million and operating losses of $2.6 million during the three months ended September 30, 1998. For the first nine months of 1999, the segment reported revenues of $375.6 million and
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operating profits of $36.7 million, compared with $319.5 million and $13.9 million, respectively, for the nine months ended September 30, 1998.

The Company's shredding and recycling businesses and Corrosion Technology unit, which are reported under the caption "All Other", generated revenues of $7.6 million and operating profits of $1.5 million in the third quarter of 1999, compared with revenues of $13.5 million and an operating loss of $.1 million for the three months ended September 30, 1998. For the first nine months of 1999, the segment reported revenues of $32.8 million and operating profits of $5.9 million, compared with revenues of $39.4 million and an operating loss of $.7 million for the nine months ended September 30, 1998.

As of October 28, 1999, RHI AG announced that 9,431,317 shares of common stock of Global had been tendered and not withdrawn pursuant to the previously announced $13.00 per share cash tender offer for all of the outstanding shares of common stock of Global by RHI's subsidiary, Heat Acquisition Corp. This constitutes approximately 38% of Global's outstanding shares as of the commencement of the tender offer. The tender offer will expire at 9:00 a.m., New York City time, on Monday, November 15, 1999, unless extended.

RHI irrevocably waived the financing condition to the previously announced tender offer on October 29, 1999. The tender offer remains conditioned upon, among other things, the tender of at least a majority of the shares of Global's common stock outstanding on a fully-diluted basis and the expiration of any applicable waiting period under the Hart-Scott-Rodino Act.

Global is a major manufacturer of technologically advanced industrial products that support high-growth markets around the world. Products include modular cells for refining nonferrous metals; premium refractories for lining heat-containing industrial vessels such as steel furnaces; raw materials used to make refractory products; processing and recycling equipment.


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             GLOBAL INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
                CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                      (In millions except per share data)

                                                       Three months ended                    Nine months ended
                                                   Sept. 30,         Sept. 30,          Sept. 30,         Sept. 30,
                                                      1999              1998              1999               1998
                                                 -------------      -----------        -----------       -----------
                                                           (Unaudited)                           (Unaudited)
Revenues
     Net sales and operating revenues            $       135.4      $     141.9         $    408.4        $    358.9
     Other                                                 0.5              0.5                1.2               1.5
                                                 -------------      -----------         ----------        ----------
Total Revenues                                           135.9            142.4              409.6             360.4
                                                 -------------      -----------         ----------        ----------
Costs and Expenses
     Cost of sales                                       104.1            118.8              308.4             284.1
     Selling, engineering, administrative and
           general expenses                               25.4             30.9               78.4              74.2
     Interest expense                                      4.9              5.0               12.8               7.9
     Restructuring charges                                 0.0             31.0               (1.4)             31.7
     Impairment of long-lived assets                                                                            23.3
     Other - net                                          (7.0)             1.0               (7.4)              4.3
                                                 -------------      -----------         ----------        ----------
Total Costs and Expenses                                 127.4            210.0              390.8             425.5
                                                 -------------      -----------         ----------        ----------

Earnings (loss) from continuing operations
     before income taxes                                   8.5            (67.6)              18.8             (65.1)

     Income tax benefit (expense)                         (1.7)            25.4               (3.8)             25.0
                                                 -------------      -----------         ----------        ----------
Earnings (loss) from continuing operations                 6.8            (42.2)              15.0             (40.1)

Discontinued operations:
     Gain (loss) on sale of discontinued
           operations less applicable income
           taxes of $9.2, $8.7 and $49.4                                   (9.2)             (11.9)             76.9
     Earnings (loss) from discontinued
           operations less applicable income
           taxes of $2.2, $.2 and $.5                                      (3.1)               0.3              (1.1)
                                                 -------------      -----------         ----------        ----------
           Earnings (loss) before extraordinary
                 item                                      6.8            (54.5)               3.4              35.7

Extraordinary item less applicable income
     taxes of $.1                                         (0.4)                               (0.4)
                                                 -------------      -----------         ----------        ----------

Net earnings (loss)                              $         6.4      $     (54.5)        $      3.0        $     35.7
                                                 =============      ===========         ==========        ==========

Basic earnings (loss) per common share:
     Continuing operations                       $        0.30      $     (1.91)        $     0.67        $    (1.82)
                                                 =============      ===========         ===========       ==========
     Discontinued operations                     $        0.00      $     (0.56)        $     (0.52)      $     3.44
                                                 =============      ===========         ===========       ==========
     Extraordinary item                          $       (0.02)     $      0.00         $     (0.02)      $     0.00
                                                 =============      ===========         ===========       ==========
     Net earnings (loss)                         $        0.28      $     (2.47)        $      0.13       $     1.62
                                                 =============      ===========         ===========       ==========
Diluted earnings (loss) per common share:
     Continuing operations                       $        0.30      $     (1.91)        $      0.65       $    (1.82)
                                                 =============      ===========         ===========       ==========
     Discontinued operations                     $        0.00      $     (0.56)        $     (0.50)      $     3.44
                                                 =============      ===========         ===========       ==========
     Extraordinary item                          $       (0.02)     $      0.00         $     (0.02)      $     0.00
                                                 =============      ===========         ===========       ==========
     Net earnings (loss)                         $        0.28      $     (2.47)        $      0.13       $     1.62
                                                 =============      ===========         ===========       ==========

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                     GLOBAL INDUSTRIAL TECHNOLOGIES, INC.
                             1999 VS. 1998 SEGMENT
                                   MILLIONS

-------------------------------------------------------         ---------------------------------    -------------------------------
                                                                           Three Months                        Nine Months
                                                                ---------------------------------    -------------------------------
                                                                   Sept. 30,          Sept. 30,         Sept. 30         Sept. 30
                                                                     1999               1998              1999             1998
                                                                --------------    ---------------    --------------  ---------------
         Refractory Products and Minerals
                     Sales and Operating Revenues                        127.8              128.4             375.6           319.5
                     Operating Profit (Loss)                              13.1               (2.6)             36.7            13.9
-------------------------------------------------------         --------------    ---------------    --------------  ---------------

         All Other
                     Sales and Operating Revenues                          7.6               13.5              32.8            39.4
                     Operating Profit (Loss)                               1.5               (0.1)              5.9            (0.7)
-------------------------------------------------------         --------------    ---------------    --------------  ---------------

         Divested Operations
                     Sales and Operating Revenues
                     Operating Profit (Loss)                               0.0                0.0               0.0             0.0
-------------------------------------------------------         --------------    ---------------    --------------  ---------------

         Partnership Operations
                     Operating Profit  (Loss)                              0.0               (0.6)              0.0            (1.2)
-------------------------------------------------------         --------------    ---------------    --------------  ---------------
         Total Continuing Operations
                     Sales and Operating Revenues                        135.4              141.9             408.4           358.9
                       Inter-Segment Sales                                 0.0                0.0               0.0             0.0
                                                                --------------    ---------------    --------------  ---------------
                     Consolidated Sales                                  135.4              141.9             408.4           358.9
                       Other Revenues                                      0.5                0.5               1.2             1.5
                                                                --------------    ---------------    --------------  ---------------

                     Consolidated Revenues                               135.9              142.4             409.6           360.4
                                                                --------------    ---------------    --------------  ---------------

                     Operating Profit                                     14.6               (3.3)             42.6            12.0
-------------------------------------------------------         --------------    ---------------    --------------  ---------------

         GENERAL CORPORATE EXPENSE                                        (1.2)              (5.0)            (12.4)          (14.2)
         INTEREST EXPENSE                                                 (4.9)              (5.0)            (12.8)           (7.9)
         RESTRUCTURING CHARGES                                             0.0              (31.0)              1.4           (31.7)
         IMPAIRMENT OF LONG LIVED ASSETS                                   0.0              (23.3)              0.0           (23.3)
                                                                --------------    ---------------    --------------  ---------------

       CONTINUING OPERATIONS EARNINGS
         (LOSS) BEFORE TAXES                                               8.5              (67.6)             18.8           (65.1)

         INCOME TAX BENEFIT (EXPENSE)                                     (1.7)              25.4              (3.8)           25.0
                                                                --------------    ---------------    --------------  ---------------

       EARNINGS (LOSS) FROM CONTINUING OPERATIONS                          6.8              (42.2)             15.0           (40.1)
                                                                --------------    ---------------    --------------  ---------------

       CONTINUING OPERATIONS
            BASIC EARNINGS (LOSS) PER SHARE                              $0.30             ($1.91)            $0.67          ($1.82)
                                                                --------------    ---------------    --------------  ---------------
            BASIC AVERAGE SHARES OUTSTANDING                            22,420             22,039            22,423          21,979
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